EXHIBIT 23.1

ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA


                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use in this First Amendment to Form SB-2/A Registration Statement of Electronic Game Card, Inc. of our report dated April 13, 2006 relating to the financial statements of Electronic Game Card, Inc. as of and for the year ended December 31, 2005, which is incorporated by reference into such First Amendment to Form SB-2/A.

         We also consent to the reference to us under the caption "Experts" in the SB-2/A.


ROBISON, HILL & CO.
Salt Lake City, Utah


/S/ ROBISON, HILL & CO.
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February 6, 2007